Exhibit 10.2

INTERNATIONAL COURT OF ARBITRATION INTERNATIONAL CHAMBER OF COMMERCE ----------------------------------------------------------------------	x
Samsung Electronics Co., Ltd., Claimant, - against - Borqs Hong Kong Limited, Respondent.	: : : : : : : : :	Case No. 19790/CYK AGREEMENT OF SETTLEMENT
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This settlement agreement (the “Agreement”) is entered into as of April 26, 2019 (the “Effective Date”), by and among (i) Claimant Samsung Electronics Co., Ltd. (“Samsung”), (ii) Respondent Borqs Hong Kong Limited, (iii) Borqs International Holding Corp., (iv) Borqs Technologies, Inc., and (v) Borqs Beijing Ltd. (collectively with Borqs Hong Kong Limited, Borqs International Holding Corp. and Borqs Technologies, Inc., “Borqs”). Each of Samsung, Borqs Hong Kong Limited, Borqs International Holding Corp., Borqs Technologies, Inc., and Borqs Beijing Ltd. is a “Party” and, collectively, they are the “Parties.” Borqs International Holding Corp., Borqs Technologies, Inc., and Borqs Beijing Ltd., collectively, are the “Guarantors.”

WHEREAS, on November 27, 2018, the Secretariat of the International Court of Arbitration for the International Chamber of Commerce (“ICC”) issued an award in the above-captioned arbitration (the “Final Award”) that constituted a final decision on the merits of all claims, counterclaims, demands and defenses asserted in the arbitration; and

WHEREAS, the Final Award orders Borqs Hong Kong Limited to pay Samsung the following sums: US$ 2,546,401 inclusive of interest through May 15, 2018; US$ 1,641,204.25 for its legal fees; US$ 28,840.49 for its expenses; and US$ 63,500 for the costs of the arbitration, plus simple interest on each and all of those amounts, at the New York statutory rate of 9 percent per annum, running from May 16, 2018 until full payment is made; and

WHEREAS, the Parties now desire to fully and finally resolve all of the rights and obligations provided in the Final Award without further proceedings;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, agreements and releases between the Parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, as represented below, hereby agree as follows:

1. SETTLEMENT PAYMENT. In full satisfaction of its obligations under the Final Award, Borqs shall pay to Samsung the sum of: (i) US$ 4,279,945 (the “Principal Amount”), plus (ii) accrued interest from March 31, 2019 on the outstanding balance of the Principal Amount at a rate equal to 9% per annum simple interest (together with the Principal Amount, the “Settlement Payment”), as further specified in Paragraph 2 of this Agreement.

2. PAYMENT TERM. Borqs shall pay the full and total amount of the Settlement Payment in Monthly Installments, as provided in Paragraph 2(a) below, over a period of twenty-four (24) months beginning on March 31, 2019 (the “Payment Term”). Notwithstanding the foregoing, the first payment of US$ 100,000 shall be due no later than 5:00 p.m. Korea Standard Time on April 30, 2019 and the second payment of US$ 309,091.51 shall be due no later than 5:00 p.m. Korea Standard Time on May 20, 2019, and each remaining Monthly Installment (starting with the Monthly Installment due on May 31, 2019) shall be due no later than 5:00 p.m. Korea Standard Time on the last day of each month during the remainder of the Payment Term (the “Payment Date”), in accordance with the Payment Schedule attached as Exhibit B. Failure to pay any payment by the time and date prescribed above shall be deemed an Event of Default as defined in Paragraph 7 below.

a.	MONTHLY INSTALLMENTS. Each Monthly Installment shall consist of (i) US$ 178,331.04, plus (ii) simple interest at a rate of 9% per annum accrued as of that date on the total outstanding balance of the Principal Amount (the “Minimum Installment Payment”). Notwithstanding the foregoing, Borqs has the right to pay any amount of the Settlement Payment above the Minimum Installment Payment before the Payment Date without penalty or fee.

b.	PAYMENT METHOD. Borqs shall make each payment towards the Settlement Payment by wire transfer to the following account:

Name of Account Holder: SAMSUNG ELECTRONICS CO., LTD.

Swift Code: KOEXKRSE

Bank Name: KEB HANA BANK

Branch Name: SAMSUNG ELECTRONICS BRANCH

Bank Address: SAMSUNG-RO 129, YEONGTONG-GU SUWON-SI, GYEONGGI-DO (443-742) KOREA

Account Number: 148-JCD-100001

c.	ACCELERATED PAYMENTS. Upon an Event of Default, as defined in Paragraph 7 below, Samsung shall be entitled, without further notice or presentment, (i) to immediately accelerate the Settlement Payment and demand the prompt payment of the entire outstanding balance of the Settlement Payment, as well as any interest that Samsung had been willing to forgo under Paragraph 1 of this Agreement, including without limitation the additional interest that Borqs owes under the Final Award when interest is accrued from May 16, 2018 onwards, rather than March 31, 2019, as provided for in Paragraph 1; and (ii) to exercise all other rights under the escrow agreement provided for in Paragraph 3(a), including to foreclose on and take possession of the shares held in the Escrow Account to retain in its own account, to sell or for any other purpose.

3. PLEDGE OF ASSETS AND BORQS TECHNOLOGIES, INC. SHARES. As security for its obligations under this Agreement, Borqs grants to Samsung: (i) a second priority behind Borqs’ current lender known as Partners For Growth V, L.P, perfected security interest in all of Borqs’ assets, accounts, inventory, equipment, collateral accounts, general intangibles (including without limitation all intellectual property), all investment property, all other property, and any and all claims, rights and interests in any of the above, and any guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of any and all of the above (the “Collateral”); and (ii) a perfected security interest in an escrow account (the “Escrow Account”) containing registered, unrestricted and immediately marketable shares of Borqs Technologies, Inc. common stock (the “Registered Shares”) that, as of April 30, 2019, shall have an aggregate fair market value of not less than US$ 5,000,000 (the “Pledge”), subject to monthly adjustment in accordance with Paragraph 3(c).  Notwithstanding the foregoing, Borqs may initially deposit into the Escrow Account unregistered, newly issued shares of Borqs Technologies, Inc. common stock (the “Unregistered Shares”), in lieu of some or all of the Registered Shares, by April 30, 2019.

a.	ESCROW AGREEMENT. No later than April 30, 2019, the Pledge in the Escrow Account shall be fully funded pursuant to an escrow agreement among Samsung, Borqs Technologies, Inc., and Continental Stock Transfer & Trust Company, the escrow agent, in form, content and the specific escrow agent all subject to Samsung’s discretion. Borqs shall not unreasonably withhold from Samsung terms of the escrow agreement requested by Samsung and attached as Exhibit C.

b.	ESCROW COSTS AND FEES. Borqs shall bear and be solely responsible for all costs and fees of the escrow agent associated with the Escrow Account.

c.	MONTHLY ADJUSTMENT. At all times during the Payment Term, the aggregate fair market value of all Registered Shares and Unregistered Shares in the Escrow Account, as calculated based on the average of the daily highest and lowest prices of Borqs Technologies, Inc. shares of common stock as traded on the Nasdaq market for the twenty trading days immediately preceding the Payment Date (the “Current Stock Value”), shall not be less than 125% of the unpaid Final Award amount plus applicable unpaid accrued interest (the “Then Outstanding Amount”). On each Payment Date, to the extent that the aggregate fair market value of the shares in the Escrow Account is less than the Then Outstanding Amount, Borqs shall deposit into the Escrow Account additional Registered Shares of Borqs Technologies, Inc. as is necessary such that the Current Stock Value of the Escrow Account is equal to at least 125% of the Then Outstanding Amount but not more than US$ 5,000,000. Notwithstanding the foregoing, , and solely to the extent that Borqs’ registration of shares, as described in Paragraph 3(d) below, is not effective, Borqs may fulfill its obligations to deposit shares in the Escrow Account with Unregistered Shares.

d.	REGISTRATION OF SHARES. Borqs agrees (i) to file Borqs Technologies, Inc.’s registration statement with the U.S. Securities and Exchange Commission no later than June 28, 2019, and to use its reasonable best efforts to expedite the registration of Borqs Technologies, Inc.’s shares ; (ii) to include the escrowed Unregistered Shares in that registration statement; and (iii) within 10 days of the date that Borqs Technologies, Inc.’s registration of shares is effective, to cause removal of the restrictive legend on the escrowed shares at its own cost. Following registration of Borqs Technologies, Inc.’s shares, if required to deposit additional shares into the Escrow Account, Borqs will deposit only Registered Shares.

e.	PLEDGE OBLIGATIONS. All of Borqs’ obligations provided in this Paragraph 3, including its obligations to (i) deposit and maintain the Pledge in the Escrow Account as provided in Paragraph 3(a), (ii) bear all costs and fees associated with the Escrow Account as provided in Paragraph 3(b), (iii) make monthly adjustments as provided in Paragraph 3(c), and (iv) register shares as provided in Paragraph 3(d), are referred to collectively as the “Pledge Obligations.”

4. GUARANTIES. Each Guarantor shall execute and deliver to Samsung a guaranty consistent with the forms attached as Exhibit A contemporaneous with the signing of this Agreement.

5. REQUIRED POWER AND AUTHORITY; PRIORITY OF CLAIMS.

Borqs hereby represents and warrants that it has all necessary power and authority to enter into this Agreement and all the terms and obligations contemplated hereunder.  In addition, on or before the Effective Date of this Agreement, Borqs shall provide Samsung with copies of signed consents, permissions and grants of authority from and of creditors, lenders and other third parties holding a secured interest in any Collateral, including but not limited to Partners For Growth V, L.P., to enter into this Agreement.

6. MUTUAL RELEASES.

a.	RELEASE BY BORQS. Borqs, on behalf of itself, its affiliates, agents, predecessors, successors and assigns, in consideration of any and all other consideration set forth in this Agreement, hereby releases and discharges Samsung and all of Samsung’s past and present affiliates, agents, predecessors, successors and assigns from all actions, causes of action, counterclaims, claims, entitlements, demands, suits, debts, penalties, reimbursements, dues, sums of money, accounts, contracts, controversies, obligations, liabilities, agreements, indemnities, responsibilities, promises, damages, losses, fees, costs, expenses, judgments, claims and demands whatsoever, whether known or unknown, asserted or unasserted, vested or contingent, suspected or unsuspected, in law or in equity, including but not limited to any claims and demands that were or could have been raised or asserted in, or relate in any way, directly or indirectly to the facts, acts, events transactions, occurrences, course of conduct, representations, omissions, circumstances or other matters in any way relating to or connected with the above-captioned arbitration proceeding, including but not limited to the Final Award, and any collateral litigation or post-decision enforcement actions related thereto.

b.	RELEASE BY SAMSUNG. Upon Borqs’ satisfaction of all of its obligations under this Agreement, Samsung, on behalf of itself, its affiliates, agents, predecessors, successors and assigns, in consideration of the Settlement Payment and any and all other consideration set forth in this Agreement, shall release and discharge Borqs and all of Borqs’ past and present affiliates, agents, predecessors, successors and assigns from all actions, causes of action, counterclaims, claims, entitlements, demands, suits, debts, penalties, reimbursements, dues, sums of money, accounts, contracts, controversies, obligations, liabilities, agreements, indemnities, responsibilities, promises, damages, losses, fees, costs, expenses, judgments, claims and demands whatsoever, whether known or unknown, asserted or unasserted, vested or contingent, suspected or unsuspected, in law or in equity, including but not limited to any claims and demands that were or could have been raised or asserted in, or relate in any way, directly or indirectly to the facts, acts, events transactions, occurrences, course of conduct, representations, omissions, circumstances or other matters in any way relating to or connected with the above-captioned arbitration proceeding, including but not limited to the Final Award, and any collateral litigation or post-decision enforcement actions related thereto.

7. EVENT OF DEFAULT. Borqs’ failure to make any payment due on a Payment Date as provided in Paragraphs 1 and 2, its failure to strictly comply with the Pledge Obligations, including but not limited to causing timely removal of the restrictive legend on Unregistered Shares as provided in Paragraph 3(d), or its failure to strictly comply with any other provision of this Agreement or with any deadline provided in this Agreement shall be deemed a material breach of this Agreement (an “Event of Default”).

8. REMEDIES UPON ANY EVENT OF DEFAULT. Upon any Event of Default by Borqs, Samsung, in its sole discretion, shall have the right: (i) to pursue all its rights and remedies under this Agreement in law and in equity, including to foreclose without notice on the Collateral and shares of Borqs Technologies, Inc. common stock held in the Escrow Account; and (ii) to obtain judicial confirmation and enforcement of the Final Award, and entry of judgment in the amount of the Final Award as specified in Paragraph 14 of this Agreement, in any court of competent jurisdiction, as further specified in Paragraph 14. In addition to all other rights and remedies under this Agreement and under the Final Award, Samsung shall be entitled to recover its attorneys’ fees and other fees and expenses associated with collecting amounts due under this Agreement and the Final Award.

9. TOLLING OF STATUTE OF LIMITATIONS FOR ENFORCING FINAL AWARD. Samsung agrees to stay the exercise of its rights to bring any action or proceeding to confirm, recognize or enforce the Final Award subject to Borqs’ satisfaction of all of its obligations under this Agreement. In consideration of Samsung’s agreement to stay its rights to bring any action or proceeding to confirm, recognize or enforce the Final Award, Borqs agrees that the statute of limitations for confirming, recognizing or enforcing the Final Award shall be tolled for twenty-four (24) months (the “Tolling Period”), and waives any statute of limitations defense in relation to the Tolling Period.

10. CONFIDENTIALITY. The fact of the settlement represented by this Agreement, the terms of this Agreement, and the claims, allegations, defenses, and written and oral submissions asserted or made by the Parties in the Proceedings (except as otherwise publicly available), and any other personal, proprietary or confidential documents or information obtained during the Proceedings shall be kept in strict confidence by the Parties and their employees, managers, directors, agents, parents, subsidiaries and affiliates and their legal counsel, and shall not be disclosed or made available to any other person or entity except with the express written consent of the Parties, except as required by law or regulatory process or as reasonably necessary for legal, administrative, accounting, insurance or tax purposes. If at any time a Party is served with a subpoena or similar court or governmental process that seeks to discover the substance or contents of this Agreement, the claims, allegations, or defenses asserted by the Parties during the above-captioned arbitration proceeding, or any other personal, proprietary, or confidential documents or information obtained during the above-captioned arbitration proceeding, the Party served with such process will, unless prohibited by law, within five (5) business days notify the other Party and its respective counsel, and will not oppose any legal action taken by the latter Party that attempts to prevent disclosure of the requested information.

11. REPRESENTATION BY COUNSEL. The Parties represent that they have determined that this settlement is fair and reasonable under all the circumstances and that this determination has been based upon their independent judgment after having the opportunity to consult with legal counsel of their own choosing, and that, in making this determination, they have had an adequate opportunity to discuss and assess the merits of all their claims, potential claims and defenses. The Parties further agree that no fact, event, evidence, circumstance or transaction relating directly or indirectly to the disputes, or which could have been asserted in connection with the above-captioned arbitration proceeding, or which may thereafter be discovered, shall in any manner affect the final and unconditional nature of the settlement and covenant not to sue set forth herein. The Parties represent that they have read the foregoing Agreement, know its contents and understand its terms and provisions and they have signed this Agreement of their own volition.

12. GOVERNING LAW. This Agreement, and any other documents executed by the Parties hereto in furtherance of the purposes of this Agreement, shall be governed by, interpreted and enforced in accordance with the laws of the State of New York.

13. AGREEMENT TO ARBITRATE DISPUTES HEREUNDER. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by a sole arbitrator appointed in accordance with the said Rules. The arbitration shall take place in New York, New York. The language to be used in the arbitral proceedings shall be English. The award rendered by the arbitrator (“New Award”) shall be final and binding upon all Parties concerned. Samsung, in its sole discretion, may elect to consolidate into a single arbitration proceeding any arbitration proceedings initiated pursuant to this Agreement with any arbitration proceedings initiated pursuant to any of the Guaranties.

14. CONFIRMATION OR ENFORCEMENT OF ARBITRATION AWARDS. In any action to confirm or enforce the Final Award or any New Award, and to the extent permitted by law, Borqs hereby irrevocably (i) consents and agrees to submit to the jurisdiction of any court selected by Samsung, in its sole discretion, and waives trial by jury and any objection to such proceeding on the basis of venue or convenience of forum; (ii) waives any defenses (other than as provided hereunder), and stipulates and consents to confirmation of the Final Award and/or any New Award, entry of judgment and order of enforcement for the full amount of (a) the Final Award, subject only to setoff of the aggregate amount of any payments already received by Samsung pursuant to the terms of this Agreement; and/or (b) any New Award, including recovery of all damages, interest and attorneys’ fees awarded in the Final Award or any New Award; and (iii) waives any basis under the United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards (New York, June 10, 1958), or under any applicable national law, for opposing the confirmation, entry of judgment or enforcement of the Final Award and/or any New Award, or for seeking to vacate or annul the Final Award and/or any New Award.

15. MERGER. This Agreement contains all the terms and conditions agreed upon by the Parties hereto, and no oral agreement entered into at any time nor any written agreement entered into prior to the execution of this Agreement shall be deemed to exist, or to bind the Parties hereto, or to vary the terms and conditions contained herein.

16. AMENDMENT. This Agreement may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by each of the Parties or their successors-in-interest.

17. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts with such execution having the same force and effect as if a single original Agreement had been executed by all the Parties. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the Parties to this Agreement shall exchange among themselves electronic copies of original signed counterparts.

18. BINDING EFFECT. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, successors, executors, heirs and assigns.

19. ENFORCEABILITY. In the event that any provision of this Agreement should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining portions of this Agreement shall remain in full force and effect and to that end provisions of this Agreement are declared to be severable.

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IT IS FURTHER STIPULATED AND AGREED that this Agreement may be signed in counterparts and a facsimile or electronic copy of this Agreement may be used in lieu of an original.

SAMSUNG ELECTRONICS CO., LTD.		BORQS HONG KONG LIMITED

By:	/s/ OK SHIN WOO	By:	/s/ Pat Sek Yuen Chan
Name:	OK SHIN WOO	Name:	Pat Sek Yuen Chan
Title:	Senior Manager	Title:	CEO
Date:	April 30, 2019	Date:	April 26, 2019

BORQS TECHNOLOGIES, INC.

		By:	/s/ Pat Sek Yuen Chan
		Name:	Pat Sek Yuen Chan
		Title:	CEO
		Date:	April 26, 2019

BORQS INTERNATIONAL HOLDING CORP.

		By:	/s/ Pat Sek Yuen Chan
		Name:	Pat Sek Yuen Chan
		Title:	CEO
		Date:	April 26, 2019

BORQS BEIJING LTD.

		By:	/s/ Pat Sek Yuen Chan
		Name:	Pat Sek Yuen Chan
		Title:	CEO
		Date:	April 26, 2019